Exhibit 10.1

FORM OF UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT, dated as of April     , 2012, is entered into by and among Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Issuer”), and [                        ] (including its successors and assigns, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions set forth in this agreement, pursuant to a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Purchaser desires to purchase from the Issuer a certain number of units (the “Units”), consisting of one share of Common Stock, par value $0.01 per share, of the Issuer (collectively, the “Shares”) and a warrant to purchase 0.5 shares of Common Stock, which warrant is exercisable commencing six months after the date of Closing (as defined below) and expiring seven (7) years from the date of Closing and has an initial exercise price of $20.50 per share, subject to adjustment and limitation on adjustment as set forth in the Warrant substantially in the form attached hereto as Annex 1 (collectively, the “Warrants”) for a purchase price of $20.00 per Unit (the “Unit Purchase Price”), and the Issuer desires to issue and sell the Units to the Purchaser in exchange for the Unit Purchase Price on the terms and subject to the conditions described herein.

NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1           Purchase and Sale of the Units. Subject to (a) the terms and conditions set forth in this Agreement and (b) the Issuer’s issuance and sale Common Stock to the underwriters (the “Underwriters”) named in the underwriting agreement with the issuer (the “Underwriting Agreement”) in connection with the Issuer’s initial public offering (the “IPO”) pursuant to and in accordance with the Underwriting Agreement (the “IPO Closing”), the Issuer shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Issuer, [                    ] Units in exchange for payment by the Purchaser of the Unit Purchase Price per Unit.

1.2           Closing. Subject to the terms and upon the satisfaction of the conditions of this Agreement and the occurrence of the IPO Closing, the closing of the purchase and sale of the Units (the “Closing”) shall take place on the date of the IPO Closing at the offices of counsel to the Issuer, Skadden, Arps, Slate, Meagher & Flom LLP located at Four Times Square, New York, New York 10036, or at such other place as the parties hereto shall agree in writing.

1.3           Closing Deliveries. At the Closing, (a) the Purchaser shall deliver to the Issuer the Unit Purchase Price per Unit purchased by the Purchaser by wire transfer of immediately available funds to an account designated by the Issuer in writing at least two (2) business days prior to the date of the Closing, (b) the Units will immediately separate into Shares and Warrants and (c) the Issuer shall issue such Shares and the Warrants, and deliver certificates representing the Shares and the Warrants to the Purchaser, as set forth on the Purchaser’s signature page.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants to the Purchaser as follows:

2.1           Formation and Good Standing. The Issuer is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2.2           Authorization and Validity of Agreement. The Issuer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Issuer of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the Issuer. This Agreement constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except that the enforceability of this Agreement against the Issuer may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

2.3           No Conflicts; Consents. The execution, delivery and performance of this Agreement by the Issuer and the consummation by the Issuer of the transactions contemplated hereby do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any claim, lien, pledge, deed of trust, option, charge, security interest, hypothecation, encumbrance, right of first offer, voting trust, proxy, right of third parties or other restriction or limitation of any nature whatsoever (each, a “Lien”), or any obligation to create any Lien, upon any of the property or assets of the Issuer under (a) any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, lease, instrument or other agreement (each, a “Contract”) to which the Issuer is a party or by which any of its property or assets may be bound or (b) any provision of any organizational document of the Issuer.

2.4           Authorization of the Shares. The Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will be free and clear of all Liens, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws. The Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and will be free and clear of all Liens, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws.

2.5           Exemption from Registration; No Integration; No General Solicitation.

(a)           Subject to the accuracy of the representations and warranties of the Purchasers, it is not necessary in connection with the offer, sale and delivery of the Units to the Purchasers in the manner contemplated by this Agreement to register the Units (or the Shares and Warrants comprising the Units) under the Securities Act.

(b)           Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Issuer has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Units (or the Shares and Warrants comprising the Units) in a manner that would require the registration under the Securities Act of the Units (or the Shares and

Warrants comprising the Units) or (ii) offered, solicited offers to buy or sold the Units (or the Shares and Warrants comprising the Units) by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchaser represents and warrants to the Issuer as follows:

3.1           Formation and Good Standing. If a business entity, the Purchaser is duly organized, validly existing and in good standing under the jurisdiction and laws of the jurisdiction of its organization.

3.2           Authorization and Validity of Agreement. The Purchaser has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser and, if a business entity, by all requisite corporate action of the Purchaser. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that the enforceability of this Agreement against the Purchaser may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

3.3           No Conflicts; Consents. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any Lien (or any obligation to create any Lien) upon any of the property or assets of the Purchaser under (a) any Contract to which the Purchaser is party or by which any of its property or assets may be bound or (b) if a business entity, any provision of any organizational document of the Purchaser.

3.4           Offering Representations.

(a)           The Purchaser hereby acknowledges that the Units (and the Shares and Warrants comprising the Units) have not been registered under the Securities Act and may not be offered or sold except pursuant to registration or to an exemption from the registration requirements of the Securities Act and that the certificates evidencing the Shares and Warrants comprising the Units will bear a legend to that effect. The Units to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling the Units (or the Shares and Warrants comprising the Units) or any part thereof in any transaction that would be in violation of the securities laws of the United States, any state of the United States or any foreign jurisdiction. The Purchaser further agrees that it has not entered and prior to the Closing will not enter into any Contract with respect to the distribution, sale, transfer or delivery of the Units.

(b)           The Purchaser is an institution that is an “accredited investor” as such term is defined in paragraphs (1), (2), (3) or (7) of Rule 501(a) of Regulation D promulgated under the Securities Act, as presently in effect.

(c)           The Purchaser has adequate means of providing for his, her or its current needs and personal contingencies, that the Purchaser has no need now, and anticipates no need in the foreseeable future, to sell the Shares or Warrants, and the Purchaser currently has sufficient financial liquidity to afford a complete loss of the Purchaser’s investment in the Issuer.

(d)           The overall commitment of the Purchaser to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances, and any purchase of the Units will not cause such commitment to become excessive.

(e)           The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Units and to make an informed decision relating thereto.

(f)            In addition to reviewing the Issuer’s Preliminary Offering Memorandum, dated March 28, 2012 (as supplemented to date, the “Offering Memorandum”) the Purchaser has carefully considered the potential risks relating to the Issuer and a purchase of the Units, and fully understands that the Units are speculative investments which involve a high degree of risk of loss of the Purchaser’s entire investment. Among others, the Purchaser has carefully considered each of the risks described in the Offering Memorandum. The Purchaser has been furnished with the materials relating to the business, operations, financial condition, assets and liabilities of the Issuer and other matters relevant to the Purchaser’s investment in the Units which have been requested by the Purchaser. The Purchaser has had adequate opportunity to ask questions of, and receive answers from, the officers, employees, agents, accountants, and representatives of the Issuer concerning the business, operations, financial condition, assets and liabilities of the Issuer and all other matters relevant to the Purchaser’s investment in the Units.

(g)           The Purchaser has a pre-existing business relationship with the Issuer and/or Deutsche Bank Securities Inc. The Purchaser was directly contacted by the Issuer and/or Deutsche Bank Securities Inc. prior to and not in connection with any IPO marketing efforts.

(h)           The Purchaser (i) did not become interested in purchasing Shares or Warrants by means of the registration statement on Form S-11 filed by the Issuer with the U.S. Securities and Exchange Commission in connection with the IPO (the “Registration Statement”), (ii) was not identified through, or contacted in connection with, the marketing of the IPO, and (iii) did not independently contact the Issuer as a result of the general solicitation by means of the Registration Statement.

(i)            The Purchaser is a “qualified institutional buyer” (as such term is defined in Rule 144A under the Securities Act).

ARTICLE 4

COVENANTS

4.1           Further Assurances; Waivers and Indemnification.

(a)           Each party hereto shall execute and deliver such instruments and take such other actions prior to and/or after the Closing as the other party hereto may reasonably request in order to carry out the intent of this Agreement, including, without limitation, obtaining any required consents or approvals from third parties, if any. In addition, the Issuer and Deutsche Bank Securities Inc. (“Deutsche Bank Securities”) may request from the Purchaser such additional information as the Issuer and Deutsche Bank Securities may deem necessary to evaluate the eligibility of the Purchaser to acquire the Units, and may request from time to time such information as the Issuer or Deutsche Bank Securities may deem necessary to determine the eligibility of the Purchaser to hold the Units or to enable the Issuer to determine the Issuer’s compliance with applicable regulatory requirements or tax status, and the Purchaser shall provide such information as may reasonably be requested.

(b)           The Purchaser acknowledges that Deutsche Bank Securities has acted as agent for the Issuer in connection with the sale of the Units and consents to Deutsche Bank Securities’ actions in this regard and hereby waives any and all claims, actions, liabilities, damages or demands the undersigned may have against Deutsche Bank Securities in connection with any alleged conflict of interest arising from Deutsche Bank Securities’ engagement as an agent of the Issuer with respect to the sale by the Issuer of Units to the Purchaser.

(c)           The Purchaser agrees to indemnify and hold harmless, in an amount not to exceed $30 million, the Issuer and Deutsche Bank Securities, their respective directors, executive officers and each other person, if any, who controls or is controlled by the Issuer or Deutsche Bank Securities, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (a) any false, misleading or incomplete representation, declaration or warranty or breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser in this Agreement or in any other document furnished by the Purchaser to any of the foregoing in connection with this transaction or (b) any action for securities law violations by the Purchaser.

(d)           The Purchaser understands and agrees that the undersigned is purchasing Units directly from the Issuer and not from Deutsche Bank Securities and that Deutsche Bank Securities did not make any representations, declarations or warranties to the Purchaser regarding the Units, the Issuer or the Issuer’s offering of the Units. The undersigned further acknowledges and agrees that Deutsche Bank Securities did not offer to sell, or solicit an offer to buy, any of the Units that the Purchaser proposes to acquire from the Issuer hereunder.

ARTICLE 5

CONDITIONS PRECEDENT TO THE OBLIGATIONS

5.1           Mutual Conditions. Each of the Issuer’s and the Purchaser’s respective obligations to consummate the purchase and sale of the Units at the Closing pursuant to and in accordance with this Agreement are subject to the fulfillment of the following conditions: (a) the occurrence of the IPO Closing, (b) the absence of any order, decree, judgment or injunction of a court of competent jurisdiction or other governmental or regulatory authority precluding the consummation of the purchase and sale of the Units contemplated hereby and (c) there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to, the purchase and sale of the Units contemplated hereby by any court, governmental agency or regulatory or administrative authority that makes consummation of such transactions illegal.

5.2           Conditions to the Obligations of the Issuer. The Issuer’s obligation to consummate the purchase and sale of the Units at the Closing pursuant to and in accordance with this Agreement is subject to the fulfillment (or waiver by the Issuer) of the following conditions: (a) the representations and warranties of the Purchaser contained in or made pursuant to this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and accurate and (b) the Purchaser shall have performed and complied in all material respects with his, her or its obligations required by this Agreement to be performed or complied with by him, her or it prior to or at the Closing.

5.3           Conditions to the Obligations of the Purchaser. The Purchaser’s obligation to consummate the purchase and sale of the Units at the Closing pursuant to and in accordance with this Agreement is subject to the fulfillment (or waiver in writing by the Purchaser) of the following conditions: (a) the representations and warranties of the Issuer contained in or made pursuant to this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and accurate and (b) the Issuer shall have performed and complied in all material respects with its obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.

ARTICLE 6

AGREEMENTS RELATING TO THE SHARES AND WARRANTS

6.1           Furnishing of Information. Upon consummation of the IPO, and until the earliest of the time that (i)  the Purchaser does not own any Shares, Warrants or Warrant Shares or (ii) the Warrants have expired, the Issuer covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the date hereof pursuant to the Securities Exchange Act, even if the Issuer is not then subject to the reporting requirements of the Exchange Act. As long as the  Purchaser owns any Shares, Warrants or Warrant Shares, if the Issuer is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares, Warrants or Warrant Shares, including without limitation, under Rule 144. The Issuer further covenants that it will take such further action as any holder of Shares, Warrants or Warrant Shares may reasonably request, to the extent required from time to time to enable such holder to sell such Shares, Warrants or Warrant Shares without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

6.2           Reservation of Common Stock. As of the date hereof, the Issuer has reserved and the Issuer shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Issuer to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

6.3           Listing of Common Stock. Upon consummation of the IPO, the Issuer hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the New York Stock Exchange (the “NYSE”), and concurrently with the Closing, the Issuer shall apply to list all of the Shares and Warrant Shares on the NYSE and promptly secure the listing of all of the Shares and Warrant Shares on the NYSE. The Issuer further agrees, if the Issuer applies to have the Common Stock traded on any other trading market, including the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any successors to any of the foregoing) it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other trading market as promptly as possible. The Issuer will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all respects with the Issuer’s reporting, filing and other obligations under the bylaws or rules of the trading market.

ARTICLE 7

MISCELLANEOUS

7.1           Termination. This Agreement shall be terminated prior to the Closing if (a) prior to the consummation of the IPO Closing, the Registration Statement is withdrawn or the Underwriting Agreement is terminated pursuant to its terms, or (b) the IPO Closing has not occurred within 45 days after the date of this Agreement. In the event of any termination of this Agreement, this Agreement shall become void and have no effect, without any liability to either party hereto, except for any liability resulting from a breach of this Agreement by either party hereto prior to such termination.

7.2           Survival. Each of the representations and warranties contained in this Agreement shall survive indefinitely. Each covenant contained in this Agreement shall survive the Closing until performed in accordance with its terms.

7.3           Amendments; Waivers. The provisions of this Agreement may not be amended or modified except by a writing signed by each party hereto; provided, however, that no such amendment or modification may be made without the prior written consent of Deutsche Bank Securities. No waiver of any term or condition hereof or obligation hereunder shall be valid unless made in writing and signed by the party to which any such performance is due.

7.4           Severability of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.5           Equal Treatment of Purchasers. No waiver or modification of any provision of this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”), shall be offered or made to any provision of any of the Transaction Documents unless the same waiver or modification is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to the Purchaser by the Issuer and negotiated separately by each purchaser of Units, and is intended for the Issuer to treat  all such purchasers as a class and shall not in any way be construed as such purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.6           Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser and each other purchaser of Units under any Transaction Document are several and not joint with the obligations of any other purchaser of Units, and the Purchaser shall not be responsible in any way for the performance or non-performance of the obligations of any other purchaser of Units under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any such purchaser pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser to be joined as an additional party in any proceeding for such purpose. The Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Issuer has elected to provide all such purchasers with the same terms and Transaction Documents for the convenience of the Issuer and not because it was required or requested to do so by any of such purchasers.

7.7           Third Party Beneficiary. The Purchaser and the Issuer hereby acknowledge and agree that Deutsche Bank Securities is a third party beneficiary of this Agreement.

7.8           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of laws principles thereof that would cause the application of the laws of another jurisdiction.

7.9           Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

7.10         Remedies and Waivers. No delay or omission on the part of either party hereto in exercising any right, power or remedy provided by law or under this Agreement shall (i) impair such right, power or remedy or (ii) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

7.11         Notices. All notices, requests, demands, waivers and other communications to be given by either party hereto hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, postage prepaid, (ii) sent by hand delivery or reputable overnight delivery service or (iii) transmitted by fax (provided that a copy is also sent by reputable overnight delivery service) addressed to the General Counsel of the Issuer or the Purchasers, as applicable, in each case at c/o Western Asset Mortgage Capital Corporation, 385 East Colorado Boulevard, Pasadena, California 91101, facsimile no. (626) 844-9451, or such other address as may be specified in writing to the other party hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (i) if by personal delivery or fax, on the day of such delivery, (ii) if by first-class, registered or certified mail, on the fifth business day after the mailing thereof or (iii) if by reputable overnight delivery service, on the day delivered.

7.12         Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

7.13         Headings. The Article and Section headings contained herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

7.14         Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ISSUER:

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

PURCHASER SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Unit Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice of Purchaser:

DWAC Instructions for Issuance of Shares:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount: $

Number of Units:

EIN Number (if applicable):